Exhibit 99.5

Xeris Pharmaceuticals P.O. BOX 8016, CARY, NC 27512-9903     YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/XERS • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-229-1034 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register in advance to attend the meeting online and/or participate at www.proxydocs.com/XERS    Xeris Pharmaceuticals, Inc. Special Meeting of Stockholders For Stockholders as of record on July 21, 2021 TIME: Tuesday, September 14, 2021 08:00 AM, Central Daylight Time PLACE: To be held virtually — please visit www.proxydocs.com/XERS for additional information on virtual meeting registration. If you plan to participate in the virtual meeting, you will need to pre-register by 4:00 PM, CDT, on September 13, 2021. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Paul R. Edick and Steven Pieper, and each of them, as proxies with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Xeris Pharmaceuticals, Inc. that the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Xeris Pharmaceuticals, Inc.

Special Meeting of Stockholders

Please make your marks like this: [X] **Use dark black pencil or pen only**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE FOR	AGAINST	ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
1.	To adopt the Transaction Agreement, dated as of May 24, 2021, (as it may be amended, supplemented or otherwise modified from time to time, the "Transaction Agreement"), by and among Xeris Pharmaceuticals, Inc. ("Xeris"), Strongbridge Biopharma plc ("Strongbridge"), Xeris Biopharma Holdings, Inc. ("HoldCo"), and Wells MergerSub, Inc. ("MergerSub"), pursuant to which HoldCo will acquire the entire issued and to be issued ordinary share capital of Strongbridge (the "Acquisition").	☐	☐	☐	FOR
2.	To approve, immediately after and conditioned on the consummation of the Acquisition, the merger of MergerSub with and into Xeris, as a result of which the separate corporate existence of MergerSub will cease and Xeris will continue as the surviving corporation and a wholly owned subsidiary of HoldCo (the "Merger").	☐	☐	☐	FOR
3.	To approve a proposal to adjourn or postpone the special meeting to another date or time, if necessary or appropriate as determined by Xeris, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the Transaction Agreement and approve the Merger.	☐	☐	☐	FOR

You must register in advance to attend the meeting online and/or participate at www.proxydocs.com/XERS

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________